REPUBLIC OF CHINA

PASSPORT

Type           Code                  Passport No.

P              TWN                  132227452

Name (Surname, Given names)

CHEN, MING-CHANG

Nationality                      Personal Id. No.

REPUBLIC OF CHINA            Q101083285

Sex                             Date of birth

M                              01 MAY 1955

Date of issue                     Place of birth

25 JUL 2001                     TAIWAN

Date of expiry

25 JUL 2011

Authority

MINISTRY OF FOREIGN AFFAIRS